As filed with the Securities and Exchange Commission on
   January 27, 1994
                                        Registration No. 33-_____
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549



                              FORM S-3

                       REGISTRATION STATEMENT
                               UNDER
                     THE SECURITIES ACT OF 1933
                   IDB COMMUNICATIONS GROUP, INC.
       (Exact name of registrant as specified in its charter)


   Delaware                           93-0933098
   (State or other jurisdiction of    (I.R.S.Employer
    incorporation or organization)    Identification No.)

                  10525 West Washington Boulevard
                 Culver City, California 90232-1922
                           (213) 870-9000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Neil J Wertlieb
                          General Counsel
                   IDB Communications Group, Inc.
                  10525 West Washington Boulevard
                 Culver City, California 90232-1922
                           (213) 870-9000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)


        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:


















                  CALCULATION OF REGISTRATION FEE


                      Shares       Proposed     Proposed Maximum         Amount of
      Title of        to be        Maximum     Aggregate Offering      Registration
     Shares to be   Registered     Offering         Price(1)               Fee(2)
      Registered                    Price
                                 Per Share(1)

    Common            552,714    $53.625        $29,639,288          $10,220.44
    Stock, $.01         (2)
    par value
    per share



    (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Common
          Stock on January 26, 1994 as reported on the NASDAQ
          National Market System.
    (2) Paid by wire transfer to the Commission's account at Mellon Bank.

    (3) In accordance with Rule 416, this Registration Statement also covers up to 1,188,335 additional shares of Common
          Stock issuable on February 4, 1994 pursuant to a 3.15-to-one stock split in the form of a 215 percent stock dividend payable to stockholders of record on January
          21, 1994.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
   Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


























   PROSPECTUS

                           552,714 Shares


                                LOGO





   IDB COMMUNICATIONS GROUP, INC.
   Common Stock

   This Prospectus covers the sale by certain holders (the "Selling Stockholders") of 552,714 shares of common stock, $.01 par value (the "Common Stock"), of IDB Communications Group, Inc., a Delaware corporation ("IDB" or the "Company"). This Prospectus also covers up to 1,188,335 additional shares of Common Stock issuable on February 4, 1994 pursuant to a 3.15-to-one split in the form of a 215 percent dividend payable to stockholders of record on January 21, 1994.

        The Selling Stockholders may offer shares of Common Stock from time to time to purchasers directly or through underwriters, dealers or agents. Such shares of Common Stock may be sold at market prices prevailing at the time of sale or at negotiated prices.

        The Common Stock is traded on the NASDAQ National Market
   System under the symbol "IDBX." The Company will not receive any of the proceeds from the sale of the shares of Common
   Stock by the Selling Stockholders.


   FOR INFORMATION CONCERNING CERTAIN FACTORS THAT SHOULD BE
   CONSIDERED BY
   PROSPECTIVE INVESTORS, SEE "RISK FACTORS."


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
   HAS
   THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
   COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
   PROSPECTUS.  ANY REPRESENTATION TO THE
   CONTRARY IS A CRIMINAL OFFENSE.





            The date of this Prospectus is        , 1994

                       AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza,
   450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is traded in the NASDAQ National Market System, and such reports, proxy statements and other information also can be inspected at the office of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006.


          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents which have been filed by the Company with the Commission, as noted below, are incorporated by reference into this Prospectus: (a) Annual Report on Form 10-K for the year ended December 31, 1992 (as amended by Forms 10-K/A filed July 30, 1993 and August 11, 1993); (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993 (as amended by Form 10-Q/A filed July 30, 1993), June 30, 1993 and September 30, 1993; (c) Current Reports on Form 8-K filed with the Commission on November 2, 1992, January 5, 1993 (as amended by Form 8 filed March 4, 1993), February 4, 1993, April 29, 1993, May 11, 1993, June 24, 1993 (as amended by
   Form 8-K/A filed August 11, 1993), July 30, 1993, August 20, 1993, September 28, 1993, November 10, 1993, November 12, 1993
   and November 19, 1993; (d) Report by Issuer of Securities Quoted on NASDAQ on Form 10-C filed on January 27, 1993,
   May 21, 1993 and September 28, 1993; (e) the description of the Company's Common Stock, $.01 par value (the "Common Stock"), contained in the Registration Statement on Form 8-A dated September 11, 1986, as supplemented by the description of the Common Stock contained on pages 37 through 41 of the Company's Proxy Statement dated July 17, 1992; and (f) Information Statement dated August 23, 1993. All of the above referenced documents were filed under Commission File No. 0-14972.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Common Stock, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information). Requests for such information should be directed to IDB Communications Group, Inc., 10525 West Washington Boulevard, Culver City, California 90232-1922; Attention: Neil J Wertlieb, Secretary; Telephone (213) 870-9000.

                            RISK FACTORS

          The following risk factors, in addition to the other information contained in or incorporated by reference in this Prospectus, should be carefully considered before purchasing the Common Stock offered hereby:

          Risks Associated with Growth Management and
   Acquisition Integration. The Company is currently experiencing a period of rapid growth, including expansion related to the Company's recent acquisitions of World Communications, Inc., a New York corporation ("WorldCom"), in the fourth quarter of 1992 and TRT Communications Inc., a Delaware corporation ("TRT"), in the third quarter of 1993. This growth has placed, and will continue to place, a strain on the Company's management and operational resources. Both WorldCom and TRT experienced operating losses during each of the past several years. The Company's future results will depend upon its ability to integrate WorldCom and TRT into the Company (including integration of WorldCom and TRT management information systems and controls) and to restructure their operations to improve their performance. Such restructuring, together with the continued growth of the Company's business, could place demands on the Company's liquidity and capital resources and may require the Company to seek additional financing in the future. To manage its growth effectively, the Company will need to continue to implement and improve its operational, financial and management information systems and to train, motivate and manage its employees. The Company intends to continue to evaluate opportunistic acquisitions which, if undertaken, could result in additional integration challenges.

          Dependence Upon Key Personnel. The success of the Company is dependent, in part, upon its key management and technical personnel. In particular, the Company is highly dependent upon Jeffrey P. Sudikoff, Chairman and Chief Executive Officer, and Edward R. Cheramy, President. The Company has obtained key-man life insurance on the lives of Messrs. Sudikoff and Cheramy in the amount of $5 million and $3 million, respectively. The Company believes that its future success will depend in large part upon its ability to attract, retain and motivate highly skilled employees, who are in great demand.

        Competition. The U.S.-based international communications services market, including telephone, telex, telegraph and private line services, is dominated by American Telephone & Telegraph Co., MCI Communications Corporation and U.S. Sprint Communications, Ltd. As the Company's network expands to serve a broader range of users, IDB expects to encounter increasing competition from major domestic and international communications companies, including these three carriers, which have significantly greater resources and more extensive domestic and international satellite and fiber optic communications networks than the Company. In the radio and television broadcast industry, the Company encounters competition from several of the larger companies in both the cable and telecommunications market as well as smaller, more entrepreneurial industry participants. In addition, in the future the Company may be subject to additional competition due to the development of new technologies.

        Government Regulation.  The Company requires
   authorizations from the U.S. Federal Communications Commission (the "FCC") to operate all of its satellite transmission earth stations and its satellite earth stations that receive signals from international satellites or international points. The Company has operating authority or has made other suitable arrangements to transmit material from all locations where it currently offers satellite transmission service and has such authority where it receives such international signals. The Company must obtain authority from the FCC to operate circuits on international satellites and international fiber optic cable systems. FCC licensing decisions or changes in U.S. government policies increasing or decreasing access to non-Intelsat satellites or other network components could adversely affect the Company, particularly if such decisions or changes result in a reallocation of access rights among the Company and its competitors. Although the Company has never had a license application denied by the FCC, there can be no assurance that the Company will receive all authorizations or licenses necessary for new communications services or that delays in the licensing process will not adversely affect the Company's business. The Company's transmitting equipment must comply with FCC technical standards, which are subject to change, and can result in the premature obsolescence of equipment. Some of the Company's services are deemed common carriage and as such must be provided at just and reasonable rates on a nondiscriminatory basis. The Company monitors its compliance with federal, state and local regulations governing the discharge and disposal of hazardous and environmentally sensitive materials including the emission of electromagnetic
   radiation.   Although the Company believes it is in compliance
   with such regulations, there can be no assurance that any such discharge, disposal or emission might not expose the Company to claims or actions that could have a material adverse effect on the Company's financial results.

        International Business. The Company derives substantial revenues by providing international communication services primarily to customers headquartered in the United States. Such operations are subject to certain risks such as changes in foreign government regulations and telecommunication standards, licensing requirements, tariffs or taxes and other trade barriers and political and economic instability. In addition, the Company's revenues and cost of sales are sensitive to changes in international settlement rates negotiated under operating agreements.

        Possible Unavailability of Leased Transmission
   Facilities. The Company operates in, and plans to expand into, markets that are not served by facilities owned by the Company, the profitability of which is based in part upon the

   Company's ability to transmit its customers' traffic on a cost-effective basis over leased facilities. The Company believes it has ample access to leased transmission facilities at cost-effective rates and expects to continue to have such access in the foreseeable future because technological improvements in recent years have increased the capacity of existing digital fiber optic and satellite-based transmission facilities. There can be no assurance, however, that such leased facilities will be available to the Company at cost-effective rates in the future.

        Volatility of Stock Price. The market price of the Company's Common Stock may be significantly affected by announcements of expanded services by the Company or its competitors, acquisitions of related companies and variations in quarterly operating results, among other factors. Within the past two years, the stock market has experienced volatility which has been unrelated to the operating results of traded companies. Such volatility, as well as general economic, political and market conditions, such as recessions and military conflicts, may adversely affect the market price of the Common Stock. The Company's Common Stock is currently trading at or near its highest historical sales price.


                        SELLING STOCKHOLDERS

        The Common Stock covered by this Prospectus is being offered by the Selling Stockholders identified in the table below. The following table sets forth certain information as of the date hereof with respect to the Selling Stockholders and the shares of Common Stock offered hereby:


                           Shares                     Shares
    Name of Selling        Beneficially   Shares      Beneficially
    Stockholder            Owned Prior    Offered     Owned After
                           To Offering    Hereby      Offering
    Jeffrey Barbakow (1)         325,000      325,000            0

    Mezzonen S.A. (2)            169,419      169,419            0

    Robert Landers (3)            42,000       42,000            0
    Jonathan Gans (4)             16,295       16,295            0

    Total                        552,714      552,714            0


   (1) Mr. Barbakow acquired 325,000 shares of Common Stock in exchange for cash consideration which was used to finance in part the repayment of certain debt by the Company in connection with the purchase of TC WorldCom

          AG ("WorldCom Europe"). Mr. Barbakow has acted as a consultant to the Company since December 1, 1991.
   (2) Mezzonen S.A., a Luxembourg corporation ("Mezzonen"), acquired 169,419 shares of Common Stock in exchange for cash consideration which was used to finance in part the Company's purchase of WorldCom Europe.
   (3) Mr. Landers acquired 42,000 shares of Common Stock in consideration for the purchase by the Company of certain audio network assets from Landco Labs, Inc., a California corporation that was wholly-owned by Mr. Landers at the time of the transaction. Mr. Landers has acted as a consultant since the Company's purchase of the audio network assets from Landco in July 1992.
   (4) Mr. Gans acquired 16,295 shares of Common Stock in connection with the acquisition of Common Stock by Mezzonen.


                        PLAN OF DISTRIBUTION

          The Company has been advised by each Selling
   Stockholder that they each intend to sell all or a portion of their shares of Common Stock offered hereby from time to time to purchasers directly or through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or purchasers of the shares of Common Stock for whom they may act as agent. Each Selling Stockholder will be responsible for payment of any and all commissions to brokers, which will be negotiated on an individual basis. Each Selling Stockholder and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock may be deemed to be underwriters, and any profit on the sale of such shares of Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). At the time a particular offer of any of the shares of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions or other items constituting compensation from each Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

          The shares of Common Stock may be sold in the over-the-counter market or in privately negotiated transactions. Sales of such shares in the over-the-counter market may be made by means of one or more of the following: a block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and ordinary brokerage transactions and transactions in which the broker solicits purchasers. In addition, any shares of Common Stock covered by this Prospectus which qualify may be sold pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus. Each Selling Stockholder will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Rule 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders. There is no assurance that any Selling Stockholder will sell any or all of the Common Stock described herein and may transfer, devise or gift such shares by other means not described herein.


                           LEGAL MATTERS

          The validity of the shares offered hereby will be passed upon for the Company by Neil J Wertlieb, the General Counsel of the Company. Mr. Wertlieb holds 600 shares of Common Stock and options to purchase 16,300 shares of Common Stock, 1,574 of which are currently exercisable.


                              EXPERTS

          The financial statements of IDB Communications Group, Inc. and its consolidated subsidiaries (except World Communications, Inc.) as of December 31, 1992 and 1991 and for each of the three years in the period ended December 31, 1992 and the related financial statement schedules incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1992, as amended, have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated by reference herein.

          The financial statements of World Communications, Inc. (a consolidated subsidiary of the Company as of December 31, 1992), incorporated in this Prospectus by reference to the Company's Current Reports on Form 8-K filed with the Commission on November 2, 1992 and April 29, 1993, have been audited by BDO Seidman, independent auditors, as stated in their reports, which are incorporated by reference herein.

          The consolidated financial statements of TRT
   Communications, Inc., incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K dated April 27, 1993 filed with the Commission on April 29, 1993, have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated by reference herein.

          Such financial statements of IDB Communications Group, Inc., World Communications, Inc. and TRT Communications, Inc. have been incorporated by reference herein in reliance upon the respective reports of such independent auditors given upon their authority as experts in accounting and auditing.

                       ADDITIONAL INFORMATION

          The Company has filed with the Commission a registration statement (the "Registration Statement") under the Securities Act, with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.


    No dealer, salesperson or
    other individual has been
    authorized to give any        552,714 Shares
    information or to make any
    representations other than
    those contained or
    incorporated by reference     LOGO
    in this Prospectus in
    connection with the offer
    made by this Prospectus
    and, if given or made, such
    information or
    representations must not be
    relied upon as having been
    authorized by the Company,
    the Selling Stockholders or
    any underwriter or agent.     Common Stock
    Neither the delivery of
    this Prospectus nor any
    sale made hereunder shall,
    under any circumstances,
    create an implication that    ___________________
    there has been no change in
    the affairs of the Company    PROSPECTUS
    since the date hereof.        ___________________
    This Prospectus does not
    constitute an offer or
    solicitation by anyone in
    any jurisdiction in which
    such offer or solicitation
    is not authorized or in
    which the person making
    such offer or solicitation
    is not qualified to do so
    or to anyone to whom it is
    unlawful to make such offer
    or solicitation.
         __________________
          TABLE OF CONTENTS
                            Page             , 1994
    Available Information      2
    Incorporation of Certain
      Documents by Reference   2
    Risk Factors               3
    Selling Stockholders       4
    Plan of Distribution       5
    Legal Matters              5
    Experts                    5
    Additional Information     6














                              PART II

               INFORMATION NOT REQUIRED IN PROSPECTUS


   Item 14.  Other Expenses of Issuance and Distribution.

          The expenses of the offering, other than underwriting discounts and commissions, are estimated as follows:


    SEC registration fee                 $10,220

    Accounting fees and expenses           5,000

    Miscellaneous                          4,780
    Total                                $20,000


          All expenses of the offering will be paid by the Company.

   Item 15.  Indemnification of Directors and Officers.

          The Company is a Delaware corporation. Section 7 of IDB's Bylaws provides for indemnification of the officers and directors of IDB to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

          Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, provided that such director or officer has no cause to believe his conduct was unlawful.

          Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in

                                II-1










   its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which such director or officer has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

          Section 145 further provides that (i) to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) or (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith;
   (ii) indemnification provided for by Section 145 is not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
   Section 145.

          Article Eighth of IDB's Restated Certificate of Incorporation provides that each director will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
   (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

          The Company's Bylaws provide that the Company is required to indemnify its officers and directors and to advance defense expenses, except to the extent prohibited by then applicable law, in connection with any action, suit, or proceeding to which such person is a party by reason of being or having been an officer or director of the Company. The Bylaws also provide that such indemnification shall not be exclusive of any other right that the indemnified party may have by law, agreement or otherwise.

          On April 23, 1987, the Company entered into indemnity agreements with Edward R. Cheramy, Jeffrey P. Sudikoff,

                                II-2










   William L. Snelling and Peter F. Hartz; on August 3, 1992, the Company entered into an indemnity agreement with Franklin E. Fried; and on June 29, 1989, the Company entered into an indemnity agreement with Joseph M. Cohen. The Company has also entered into indemnity agreements with certain former directors with respect to which it may have continuing indemnification obligations. The indemnity agreements indemnify such persons against certain liabilities arising out of their service in their capacities as directors and/or officers and constitute binding agreements of the Company which prevent the Company from modifying its indemnification policy in a way that is adverse to any person who is a party to an indemnity agreement. The Company may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Company.


   Item 16.  Exhibits.

    Exhibit   Description
    No.

    4.1(a) Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on July 23, 1987. (Incorporated herein by reference to Exhibit 3.1(a) to the Company's Annual
              Report on Form 10-K for the fiscal year ended
              December 31, 1992.)
    4.1(b) Designation of Preferences of the Company, as filed with the Secretary of State of the State of Delaware on December 16, 1992. (Incorporated herein by reference to Exhibit 3.1(b) to the Company's Annual Report on
              Form 10-K for the fiscal year ended December 31, 1992.)

    4.1(c)    Certificate of Amendment of Restated Certificate of
              Incorporation of the Company, as filed with the Secretary of State of State of Delaware on September 23, 1993. (Incorporated herein by reference to Exhibit 4.1(c) to the Company's Registration
              Statement on Form S-3 dated October 6, 1993 (File No.
              33-70024).

    4.2       Bylaws of the Company, as amended to date.
              (Incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.)

    5.1       Opinion of Neil J Wertlieb, General Counsel of the
              Company, as to the legality of the Common Stock registered hereby.
    23.1      Consent of Deloitte & Touche (Los Angeles, California).



                                II-3





    23.2      Consent of Deloitte & Touche (Washington, D.C.).
    23.3      Consent of BDO Seidman.

    23.4      Consent of Neil J Wertlieb, General Counsel of the
              Company (contained in the opinion filed as Exhibit 5.1 hereto).
    24.1      Power of Attorney (contained on page II-4).



   Item 17.  Undertakings.
        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act and incorporated herein by reference; and

            (iii) To include any material information with respect to the plan of distribution not previously included in the Registration Statement or any material change to such information in the Registration Statement.

        (2) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

        (3) That, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                II-4
















        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



























                                II-5









                             SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Culver City, State of California, on January 27, 1994.

                                   IDB COMMUNICATIONS GROUP,
   INC.


                                   By:  EDWARD R. CHERAMY

                                        Edward R. Cheramy
                                        President


                         POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey P. Sudikoff, Edward R. Cheramy, Peter F. Hartz and Rudy Wann and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.




















                                II-6










        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 27, 1994.


   Signature        Title


   JEFFREY P.       Chairman of the Board, Chief Executive
   SUDIKOFF         Officer and Director (Principal Executive
                    Officer)
   Jeffrey P.
   Sudikoff


   EDWARD R.        President and Director
   CHERAMY

   Edward R.
   Cheramy


   RUDY WANN        Vice President, Finance and Chief
                    Financial Officer (Principal Financial
   Rudy Wann        and Accounting Officer)




   PETER F. HARTZ   Senior Vice President, Sales and
                    Marketing and Director
   Peter F. Hartz


   WILLIAM          Director
   L.SNELLING

   William L.
   Snelling


   FRANKLIN E.      Director
   FRIED

   Franklin E.
   Fried


   JOSEPH M. COHEN  Director




                                II-7





   Joseph M. Cohen






















































                                II-8















                           EXHIBIT INDEX



   Exhibit      Description                          Sequentially
   No.                                               Numbered
                                                     Page

   4.1(a) Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on July 23, 1987. (Incorporated herein by reference to Exhibit 3.1(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.)
   4.1(b)  Designation of Preferences of the
           Company, as filed with the Secretary of
           State of the State of Delaware on
           December 16, 1992. (Incorporated herein by reference to Exhibit 3.1(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.)

   4.1(c)  Certificate of Amendment of Restated
           Certificate of Incorporation of the
           Company, as filed with the Secretary of
           State of the State of Delaware on
           September 23, 1993. (Incorporated herein by reference to Exhibit 4.1(c) to the Company's Registration Statement on Form
           S-3 dated October 6, 1993 (File No. 33-
           70024).

   4.2     Bylaws of the Company, as amended to
           date. (Incorporated herein by reference to Exhibit 3.2 to the Company's Annual
           Report on Form 10-K for the fiscal year
           ended December 31, 1992.)
   5.1     Opinion of Neil J Wertlieb, General
           Counsel of the Company as to the legality of the Common Stock registered hereby.

   23.1    Consent of Deloitte & Touche (Los
           Angeles, California).

   23.2    Consent of Deloitte & Touche (Washington,
           D.C.).
   23.3    Consent of BDO Seidman.

   23.4    Consent of Neil J Wertlieb, General
           Counsel of the Company (contained in the opinion filed as Exhibit 5.1 hereto).

   24.1    Power of Attorney (contained on page II-
           4).











